SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                               ------------------


       Date of Report (Date of earliest event reported) December 1, 1997


                      TOTAL WORLD TELECOMMUNICATIONS, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


        Delaware                  0-20922                    75-2274730
--------------------------------------------------------------------------------
(State or other jurisdiction   (Commission                (I.R.S. Employer
         of incorporation)     File Number)             Identification No.)



3200 North Military Trail, Suite 300, Boca Raton, FL    33431
--------------------------------------------------------------------------------
(Address of principal executive offices)           (Zip Code)


       Registrant's telephone number, including area code: (561) 997-5880


--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 5.           OTHER EVENTS

         On December 1, 1997, an Involuntary Petition was filed against the Company in the U.S. Bankruptcy Court for the Southern District of Florida under Chapter 7 of the U.S. Bankruptcy Code (Case No. 97-36030). On December 24, 1997, pursuant to Local Rule 113(b), the Company filed a motion to convert the involuntary case from Chapter 7 to Chapter 11 for the purpose of reorganizing. An Order for Relief under Chapter 11 was entered by the Bankruptcy Court on December 31, 1997.

         On January 28, 1998, an Order was entered by the Bankruptcy Court granting the Company's Motion to enter into a revolving credit facility with Commercial Ventures, Inc. to provide post-petition financing for the Company.

         At a meeting of the Board of Directors on December 2, 1997, Luis Alvarez was elected to serve as acting President of the Company. Loretta Murphy resigned as an officer and director of the Company effective December 24, 1997. Ms. Murphy has advised the Board of Directors that she will remain available to assist the Company in its reorganization efforts.




ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                  EXHIBITS

         (a)      Exhibits - None

                                    SIGNATURE

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           TOTAL WORLD TELECOMMUNICATIONS, INC.



                                           By: /s/ Luis Alvarez
                                              --------------------------------
                                              Luis Alvarez
                                              President

Dated:  February 3, 1998